Oppenheimer Holdings Inc. Fourth Quarter and Full Year 2025 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (the “2024 10-K”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on October 31, 2025 (the “2025 10-Q3”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2025 10-Q3. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2024 10-K, the 2025 10-Q3 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. 3 • Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel (1) Represents book value less goodwill and intangible assets divided by number of shares outstanding. (2) Attributable to Oppenheimer Holdings Inc. (3) Does not reflect the $1.00/share special dividend, which was paid in January 2026. $148.4 million Net Income in 2025 $1.6 billion Revenue in 2025 Business Overview Oppenheimer Snapshot (as of 12/31/2025) Listed NYSE Ticker: OPY Stockholders' Equity ($M)(2): $983.8 Market Cap ($M): $760.56 Book Value per Share: $93.81 Tangible Book Value per Share:(1) $76.78 Share Price: $72.29 4Q-25 Earnings per Share (Basic)(2): $7.08 4Q-25 Earnings per Share (Diluted)(2): $6.51 2025 Earnings per Share (Basic)(2): $14.13 2025 Earnings per Share (Diluted)(2): $13.04 P/E Ratio (TTM): 5.12 Dividend Yield (TTM)(3): 1.00% Employees: 2,947 # of Financial Advisors: 924 Retail Branches in the US: 88 Client Assets under Administration ($B): $143.3 Assets Under Management ($B): $55.2 .

Summary Operating Results: 4Q-25 vs. 4Q-24 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated)

For the 3-Months Ended

REVENUE	12/31/2025	12/31/2024	% Change
Commissions	$ 122,828	$ 113,726	8.0 %
Advisory fees	166,604	129,758	28.4 %
Investment banking	97,748	44,606	119.1 %
Bank deposit sweep income	27,733	32,364	(14.3)%
Interest	39,737	35,932	10.6 %
Principal transactions, net	11,805	12,012	(1.7)%
Other	6,175	7,019	(12.0)%
Total Revenue	**472,630**	**375,417**	**25.9 %**
EXPENSES			
Compensation and related expenses	260,119	256,439	1.4 %
Non-compensation related expenses	106,541	101,911	4.5 %
Total Expenses	**366,660**	**358,350**	**2.3 %**
Pre-tax income	105,970	17,067	520.9 %
Net income attributable to Oppenheimer Holdings Inc.	**$ 74,362**	**$ 10,729**	**593.1 %**
Earnings per share (Basic)[1]	$ 7.08	$ 1.04	580.8 %
Earnings per share (Diluted)[1]	$ 6.51	$ 0.92	607.6 %

[1] Attributable to Oppenheimer Holdings Inc.

Highlights

- Record high quarterly revenue of $472.6 million, basic earnings per share of $7.08 and diluted earnings per share of $6.51
- The Capital Markets segment generated near record quarterly revenue, driven by a meaningful increase in investment banking activity
- Improved results in the Wealth Management segment driven by higher advisory fees attributable to a rise in billable assets under management ("AUM") and an increase in incentive fees from alternative investments
- AUM at December 31, 2025 were at record levels due to market appreciation
- Compensation expenses modestly increased from the prior year quarter largely as a result of higher production and incentive compensation-related expenses partially offset by lower costs associated with share appreciation rights
- Non-compensation expenses increased from the prior year quarter primarily due to higher underwriting and technology-related expenses
- Total stockholders' equity, book value and tangible book value per share reached new record highs as a result of positive earnings

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Summary Operating Results: 2025 vs. 2024 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated)

For the 12-Months Ended

REVENUE	12/31/2025	12/31/2024	% Change
Commissions	$ 464,415	$ 409,710	13.4 %
Advisory fees	555,439	483,433	14.9 %
Investment banking	266,392	176,447	51.0 %
Bank deposit sweep income	114,811	138,770	(17.3)%
Interest	152,982	135,537	12.9 %
Principal transactions, net	50,214	54,684	(8.2)%
Other	33,818	33,915	(0.3)%
Total Revenue	**1,638,071**	**1,432,496**	**14.4 %**
EXPENSES			
Compensation and related expenses	1,016,506	936,814	8.5 %
Non-compensation related expenses	410,374	389,925	5.2 %
Total Expenses	**1,426,880**	**1,326,739**	**7.5 %**
Pre-tax income	211,191	105,757	99.7 %
Net income attributable to Oppenheimer Holdings Inc.	**$ 148,403**	**$ 71,557**	**107.4 %**
Earnings per share (Basic)[1]	$ 14.13	$ 6.91	104.5 %
Earnings per share (Diluted)[1]	$ 13.04	$ 6.37	104.7 %

[1] Attributable to Oppenheimer Holdings Inc.

Highlights

Record high revenue of $1.6 billion, basic earnings per share of $14.13 and diluted earnings per share of $13.04

Improved results in the Wealth Management segment driven by record high full year retail commissions and record high full year advisory fees attributable to a rise in billable AUM and an increase in incentive fees

Profitable results in the Capital Markets segment driven by increased investment banking activity in addition to higher sales and trading revenue

Compensation expenses increased from the prior year largely as a result of higher production-related expenses and incentive compensation accruals

Returned value to shareholders by declaring a $1.00 per share special dividend payable in January 2026 while repurchasing 46,292 shares during the year at an average price of $64.36 per share

The effective tax rate for the 2025 year improved to 29.9% compared with 32.6% for the prior year as the impact of certain unfavorable permanent items and nondeductible foreign losses was reduced due to higher income levels

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6 Select Financial Measures Earnings per Share ($)1 Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc.

7 Segment Revenue Breakdown 4Q-25 vs. 4Q-24 Pre-Tax Income Breakdown by Segment ($M)Revenue Breakdown by Segment ($M) Wealth Management Capital Markets 4Q-25 Revenue $472.6 M 4Q-24 Revenue $375.4 M $2.4 Corp/Other $2.6 Corp/Other 61% 39% 68% 32%

8 Segment Revenue Breakdown 2025 vs. 2024 Wealth Management Capital Markets 2025 Revenue $1,638.1 M 2024 Revenue $1,432.5 M $11.4 Corp/Other $12.8 Corp/Other 63% 36% 31% 68% Revenue Breakdown by Segment ($M) Pre-Tax Income Breakdown by Segment ($M)

9 Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) and Pre-Tax Margin (%) 924 Financial Advisors At 12/31/2025 $143.3B Assets under Administration At 12/31/2025 $55.2B Assets under Management At 12/31/2025 14.9% Advisory Fees 2025 vs 2024 18% 23% 25% 27% 28%

18.4% Sales & Trading Revenues 2025 vs 2024 56.2% Investment Banking Revenues 2025 vs 2024 Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Financial Institutions Consumer & Retail Industrials & Energy Capital Markets Revenue Breakdown 2025 Capital Markets Revenue ($M) Investment Banking Focus IndustriesInstitutional Equities • Sales and Trading • Equity Research − 36 senior research analysts covering ~675 companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income Sales & Trading • Non-Taxable Fixed Income Sales & Trading • Public Finance 2025 $591.3M $32.7 5% 10

11 Capital Structure Book & Tangible Book Value per Share ($) Liquidity & Capital • Stockholders’ equity of $983.8 million as of December 31, 2025 • Book value of $93.81 and tangible book value of $76.78 per share at record levels largely as a result of positive earnings • The Board of Directors announced a quarterly dividend in the amount of $0.18 per share for the fourth quarter of 2025 payable on February 27, 2026 to holders of Class A non-voting and Class B voting common stock of record on February 13, 2026 As of December 31, 2025 ($ in thousands) Total Assets: $3,722,415 Stockholders’ Equity: $ 983,823 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 485.1 Regulatory Excess Net Capital: $ 457.8 93.81 65.66 72.41 76.72 82.31 Short-term Borrowings

For more information contact Investor Relations at info@opco.com